Exhibit 99.1

Vireo Growth Inc. Announces $75 Million Financing and

Acquisitions of Four Single State Operators

– $75 million equity financing at $0.625 per Vireo share will result in combined new entity having an industry-leading balance sheet –

– Transactions would expand Vireo’s operating footprint to 7 states, 9 cultivation facilities, and 48 dispensaries –

– Combined new entity would have an estimated 2024 proforma revenue and EBITDA of approximately $394 million and $94 million, respectively –

– Transaction includes proprietary Arches technology platform with demonstrated success driving legal market share –

– John Mazarakis named CEO and Co-Executive Chairman; Tyson Macdonald named CFO, effective immediately –

– Amber Shimpa will continue to serve as President of the Company and as CEO of Minnesota, Maryland, and New York –

MINNEAPOLIS – December 18, 2024 – Vireo Growth Inc. ("Vireo" or the "Company") (CSE: VREO; OTCQX: VREOF), today announced that it has executed definitive documentation with certain investors in connection with a $75 million equity securities offering at $0.625 per Vireo subordinate voting share, with closing subject only to applicable CSE notice periods. Additionally, Vireo has signed three definitive documents and one binding Memorandum of Understanding (“MOU”) to acquire four single-state operators for total consideration of approximately $397 million in a series of all-stock transactions (collectively, the “Merger Transactions”).

The Merger Transactions, which will require certain shareholder and regulatory approvals, would expand Vireo’s operating footprint to the states of Florida, Missouri, Nevada and Utah, with the combined total footprint spanning seven states, approximately 1,043,500 square feet of cultivation and manufacturing space across nine facilities, and 48 retail dispensaries.

Vireo has signed definitive agreements to acquire Proper Brands in Missouri, Deep Roots Harvest in Nevada, and WholesomeCo Cannabis in Utah, while also signing a binding MOU to acquire The Flowery in Florida. In addition to expanding the Company’s operating footprint with established, profitable operators in these four new state markets, the Merger Transactions also include the proprietary cannabis delivery and analytics platform “Arches” which would be licensed exclusively to Vireo’s portfolio of operating companies over time as regulations allow.

Vireo estimates proforma revenue and EBITDA of the combined company of approximately $394 million and $94 million, respectively, for calendar year 2024. Upon closing of the Merger Transactions, Vireo estimates the combined company will be well-positioned for further growth with a favorable balance sheet consisting of approximately $99 million of cash and $78 million of net debt with an EBITDA leverage ratio of approximately 0.8x, which Vireo believes is one of the best net leverage ratios among its peer group.

The Company also announced that John Mazarakis, co-founder at Chicago Atlantic, has been appointed to the role of CEO and Co-Executive Chairman, effective immediately. Tyson Macdonald, former partner at TrueRise Capital, has been appointed to the role of CFO, effective immediately. Amber Shimpa will continue to serve as President of the Company and as CEO of Minnesota, Maryland, and New York.

Management Commentary

Co-Executive Chairman Kyle Kingsley, MD commented, “We are excited to make these announcements today and to welcome several well-established single-state operators to our Company. When fully completed, these transactions will transform our balance sheet with an equity raise completed at a substantial premium to market, position us to capitalize on new competitive strengths, and enable us to deliver more compelling long-term value for all stakeholders. I am also pleased to welcome John Mazarakis and Tyson Macdonald to our executive team, and am confident that the independent teams at Vireo, The Flowery, Proper, Wholesome, Deep Roots and Arches will build a stronger future together under their combined leadership.”

Chief Executive Officer and Co-Executive Chairman John Mazarakis said, “I am thrilled to become Vireo’s Chief Executive Officer and to unveil a new strategy in the management and development of leading U.S. cannabis assets upon completion of the merger. We are proud to introduce a new platform for operators to continue growing their businesses independently, embracing a decentralized approach that empowers local knowledge and expertise to flourish. We also look forward to supporting this network of partners with complementary shared corporate services and the proprietary Arches technology platform which will enable their companies to adapt quickly to consumer behavior and capture incremental market share.”

Mr. Mazarakis continued, “At Chicago Atlantic, I admired each of these portfolio companies and their management teams and was pleased to assist their efforts to build sustainable, profitable businesses while navigating complex regulatory challenges and capital constraints. Together, we believe we’ve established a powerful platform that is poised for success in today’s operating environment, with an industry leading balance sheet, profitability and growth profile. We feel we are in a great position to leverage our unique collection of assets to continue driving profitable organic growth, and establish Vireo as an acquirer of choice for select M&A activity in the future with other like-minded local operators.”

Transaction Highlights

The $75 million equity securities financing represents a significant premium to market. Vireo expects to issue approximately 120,000,000 Subordinate Voting Shares in relation to the equity securities offering.

The Merger Transactions include four single-state operators in the states of Missouri, Nevada, Utah, and Florida, five cultivation and manufacturing facilities, 32 retail dispensaries, and the Arches proprietary cannabis analytics and delivery platform. Each of the acquisition target management teams will continue to operate their businesses independently with the support of the parent entity, and Vireo expects several of these business leaders to assume additional responsibilities as either named officers or directors of Vireo at a later date.

Proper Brands (Missouri):

Proper Brands was founded in 2020 and is currently one of the largest independent operators in Missouri’s adult-use cannabis market. Led by Chief Executive Officer John Pennington, the company has a total retail footprint of eleven stores, five original and six acquired stores which have been rebranded under the Proper name (two stores are branded N’Bliss), and one undeveloped license. All stores are in the St. Louis area except for one in Kansas City. The Company is nearing completion of a 13,000 square foot expansion of flowering canopy within its existing facility, which will enable it to increase penetration of the wholesale market. Proper is also in the process of implementing the Arches technology platform through its delivery business with an expected launch during Q1 of 2025.

•	Total Facility Size: 90,000 square feet

•	Active Retail Dispensaries: 11

•	Delivery Service: Launching the Arches platform Q1 2025

Deep Roots Harvest (Nevada):

Deep Roots Harvest was founded in 2014 and is a consistently solid operator in Nevada’s mature cannabis market. The company has been able to maintain strong relative performance due to favorable contributions from a mix of stores that are strategically situated in Southern Nevada on the Utah border. It recently acquired The Source, which added an additional cultivation facility and four retail stores which have enhanced the company’s leverage with third party brands. The company also holds equity and debt investments in a retail chain in California, and a vertical operator in Ohio and Massachusetts.

•	Total Facility Size: 54,000 square feet

•	Active Retail Dispensaries: 9 (with intentions to increase to 10 by Q1 2025)

•	Additional Retail Dispensary Licenses: 2

WholesomeCo Cannabis (Utah):

WholesomeCo Cannabis was founded in 2020 and is a dominant player in Utah’s medical market, fueled by a large delivery operation with just one single retail dispensary. Led by Co-Founder and Chief Executive Officer Chris Jeffery who previously founded and sold an on-demand delivery platform to Groupon, the company initially developed the Arches proprietary technology stack in-house, which has bolstered sophisticated digital marketing and consumer loyalty capabilities.

•	Total Facility Size: 22,500 square feet plus outdoor capacity

•	Active Retail Dispensaries: 1

•	Delivery Service: Powered by Arches platform with 99% coverage of Utah’s medical patient population

The Flowery (Florida):

The Flowery was founded in 2019 and is Florida’s only family-owned and operated cannabis company. Led by CEO Elad Kohen, the company is a quality-first cannabis cultivator with licensing deals with several leading west coast brands, and aims to position its stores as a retail destination for premium product. Its existing retail footprint is complemented by a focus on excellence through delivery, which currently comprises approximately 25 percent of its total revenues.

•	Total Facility Size: 120,000 square feet (including cultivation expected to come online in Q1 2025

•	Active Retail Dispensaries: 10 (with intentions to increase to 14 by Q1 2025)

•	Delivery Service: Operational

Arches Omni-Channel Ecommerce and Delivery Platform

The Arches omni-channel e-commerce and delivery platform built and spun out of WholesomeCo in 2023 and led by Co-Founders Chris Jeffery, Alan Clark (Chief Product Officer), Jason Kwicien (Chief Operating Officer), and Phillip (Flip) Sasser (Chief Technology Officer). It currently operates in the State of Utah powering demand operations and growth for WholesomeCo, unlocking disproportionate share of market and near-term growth opportunities. It is planning to launch in the State of Missouri through a licensing agreement with Proper Brands in Q1 2025.

Arches is not only an end-to-end demand operations solution, it provides outsized capabilities to launch across various markets, enabling operators to compete locally across the entire State or market. Furthermore, the Arches platform is paving the way for personalized digital experiences, leading to improved unit economics across all channels. By merging Arches into a portfolio of state operations that are already successful on a stand-alone basis, Vireo has an opportunity to become the first truly digital-first and customer-focused national cannabis platform in the industry and own the most end-to-end customer relationships in the industry.

Terms of the Merger Transactions

The Merger Transactions are expected to be effected by way of a series of all-stock transactions to acquire all of the assets, operations, intellectual property, partner relationships and/or licenses of each of the acquisition targets. Shares for each operator are expected to be fixed with multiples at closing adjusted based on Vireo share price changes, if any. Purchase prices will also be adjusted for net debt, cash reserves, net taxes and other liabilities.

Each portfolio asset was carefully selected and presents attractive opportunities on a stand-alone basis and supported by growth and sustainable cash flow theses. Vireo expects that each transaction will be accretive to the broader portfolio. Each operator is incentivized to maximize profit and cash flow based on the deal structure that rewards performance on a stand-alone as well as on a consolidated basis, with earnout measurement dates as of December 31, 2026.

The Proper Brands, Deep Roots Harvest and WholesomeCo Cannabis are expected to be acquired at a multiple of 4.175x 2024 “Reference EBITDA” pro-forma for pending acquisitions as well as planned new retail openings and expansion projects. Each transaction has been based on a $0.52 Vireo share reference price. These acquisition targets may qualify for earnout payments on December 31, 2026, based on 4x EBITDA growth compared to Reference EBITDA, adjusted for incremental debt, and paid out using a share price at the higher of $1.05 or 20-day VWAP as of December 31, 2026. Reference EBITDA for Proper Brands, Deep Roots Harvest and WholesomeCo Cannabis are $31.0 million, $31.0 million, and $16.0 million, respectively.

Based on the terms of the binding MOU, The Flowery is expected to be acquired at a multiple of roughly 5.4x Reference EBITDA of $28.3 million based on a $0.52 Vireo share reference price. The Flowery may qualify for earnout payments on December 31, 2026, based on 5x EBITDA growth above $20.0 million (if the company performs above Reference EBITDA, based on the higher of trailing-twelve-month or nine-month annualized EBITDA on December 31, 2026) and adjusted for incremental debt, and paid out using a share price at the higher of $1.05 or 20-day VWAP as of December 31, 2026.

All transactions are subject to a clawback provision if they perform below the respective Reference EBITDA measured as the higher of trailing twelve-months or nine-months annualized EBITDA as of December 31, 2026, adjusted for any intercompany funding.

Total payment for Arches includes $14 million in upfront consideration to WholesomeCo and Proper Brands with a potential for earnout payments based on performance through December 31, 2026, based on the greater of $37.5 million or 5x revenue measured at the higher of trailing-twelve-month or nine-month annualized net revenues, paid out using a share price at the higher of $1.05 or 20-day VWAP as of December 31, 2026.

The sellers of the acquisition targets (the “Merger Sellers”) have all agreed to voluntary share lock-ups (the “Lock-Up Agreements”) for a period of 33 months after each of the respective Merger Transactions has been consummated. The shares are subject to lock-up release schedule of 7.5 percent of shares 12-months post-closing, 10 percent of shares 18-months and 21-months post-closing, 17.5 percent of shares 24-months post-closing, 15 percent of shares 27-months post-closing and 20 percent of shares 30-months and 33-months post-closing.

Vireo also expects to enter into Master Service Agreements (“MSAs”) with some of the acquisition targets which would provide compensation for management and advisory services until the transactions have been consummated.

After giving effect to the Merger Transactions and the equity securities offering, Vireo shareholders are expected to hold in aggregate approximately 21 percent of the issued and outstanding proforma Vireo shares, and the Merger Sellers are expected to hold in aggregate approximately 68 percent of the issued and outstanding proforma Vireo shares and investors in the equity securities offering are expected to hold in aggregate approximately 11 percent of the issued and outstanding proforma Vireo shares (on a fully-diluted basis).

Approvals and Regulatory Matters

The Merger Transactions have been unanimously approved by the Boards of Directors of Vireo and each of the target acquisition companies. The Vireo Board obtained a fairness opinion from Moelis & Company LLC.

Implementation of the Merger Transactions are subject to the approval of holders of a majority of Vireo's voting shares, which Vireo intends to obtain by way of written consent in accordance with applicable CSE policies. Vireo anticipates that it will file an information statement regarding the Merger Transactions with the Securities and Exchange Commission. Vireo anticipates that closing of all of the Merger Transactions to take at least six months pending shareholder and regulatory approvals.

The Vireo Subordinate Voting Shares issued in the financing are being issued in reliance upon exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable U.S. state securities laws. The Vireo Shares to be issued pursuant to the Merger Transactions have not been registered under the U.S. Securities Act or any U.S. state securities laws, and will be issued in reliance upon available exemptions from such registration requirements. Vireo has agreed to file certain resale registration statements for such Vireo Subordinate Voting Shares, upon expiration of the applicable lock-up periods.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Chicago Atlantic, through an affiliate, is subscribing for certain shares under the equity securities offering, and the issuances of shares to such entity will be considered a "related party transaction" for the purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61- 101"), as Chicago Atlantic is a "related party" to Vireo as defined in MI 61-101. A material change report respecting the issuance of shares will be filed less than 21 days before the expected closing date of the equity securities offering as Vireo determined to complete the placement on an expedited basis. The issuance of shares to an affiliate of Chicago Atlantic will be exempt from the formal valuation and minority shareholder approval requirements available under MI 61-101 on the basis that neither the fair market value of the securities to be issued, nor the fair market value of the consideration for the securities to be issued, insofar as it involves related parties, exceeds 25% of the market capitalization of the Company.

Conference Call and Webcast Information

Vireo has provided a presentation detailing the financing and proposed transactions in the Events & Presentations section of the Company’s investor relations website at www.vireogrowth.com.

Vireo management will host a conference call later today, December 18, 2024, at 8:30 a.m. ET (7:30 a.m. CT) to discuss the Merger Transactions and answer questions from the investment community. Interested parties may attend the conference call by dialing 1-800-715-9871 (Toll-Free) (US and Canada) or 1-646-307-1963 (Toll) (International) and referencing conference ID number 3718174.

A live audio webcast of this event will also be available in the Events & Presentations section of the Company’s Investor Relations website and via the following link: https://events.q4inc.com/attendee/188216710.

Advisors

Moelis & Company LLC acted as exclusive financial advisor and Dorsey & Whitney LLP acted as counsel to Vireo in connection with the Merger Transactions. Lineage Merchant Partners, LLC (“Lineage”) acted as placement agent for the financing. Securities via Lineage offered through GT Securities, Inc. (member FINRA, SIPC). Lineage acted as financial advisor to Proper.

About Vireo

Vireo was founded as a pioneer in medical cannabis in 2014 and sustained with an entrepreneurial drive that fuels our ongoing commitment to serve and delight our key stakeholders, most notably our customers, our employees, our shareholders, our industry collaborators, and the communities in which we live and operate. We work every day to get better and our team prioritizes 1) empowering and supporting strong local market leaders and 2) strategic, prudent capital and human resource allocation. For more information, please visit www.vireogrowth.com.

Contact Information

Investor Inquiries:

Joe Duxbury

Vice President, Finance & Investor Relations

investor@vireogrowth.com

(612) 314-8995

Media Inquiries:

Amanda Hutcheson

Senior Manager, Communications

amandahutcheson@vireogrowth.com
(919) 815-1476

Additional Information

This communication includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended, including EBITDA, net debt and net leverage. These non-GAAP financial measures are included in this communication as the management of Vireo believe such measures are useful to investors in evaluating the companies’ operating performance. These non-GAAP financial measures are not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP by Vireo in its filings with the SEC. The non-GAAP financial measures also may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating similar non-GAAP measures.

Definitions: Vireo defines EBITDA as operating income plus depreciation, amortization, and depreciation included in costs of goods sold. Vireo defines Net Debt as total debt less cash and cash equivalents. Vireo defines Net Leverage as Net Debt divided by EBITDA.

Forward-Looking Statement Disclosure

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable securities laws, this information is being provided as preliminary expected financial results based on management estimates and information provided by the Merger targets; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” “transformation,” and “pending,” variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes, but may not be limited to, statements regarding the projected financial performance of the combined entities; the estimated 2024 proforma revenue and EBITDA of the combined entities; the licensure of the Arches analytics platform exclusively to Vireo’s portfolio of operating companies over time; the ability of the Arches technology platform to enable the companies to adapt quickly to consumer behavior and capture incremental market share; the potential benefits of the Merger Transactions, including the realization of competitive strengths and delivery of long-term value for stakeholders; the ability of the combined entities to drive profitable organic growth and establish Vireo as an acquirer of choice for select M&A activity in the future with other like-minded local operators; the operation of the merger targets post combination; the future composition of Vireo’s officers and directors; The Flowery’s aim to position its stores as a retail destination for premium product; expected growth in active retail dispensaries for Deep Roots Harvest and The Flowery; the ability of Proper Brands to increase penetration of the wholesale market; the expected launch in Q1 of 2025 of the Arches technology platform by Proper Brands; the launch of the Arches platform in the State of Missouri through a licensing agreement with Proper Brands in Q1 2025; the potential for Vireo to become the first customer-focused national cannabis platform in the industry and own the most end-to-end customer relationships in the industry; the potential purchase price for the Merger Transactions; the expectation that each transaction will be accretive to the overall portfolio; the potential terms of the Merger Transactions, including the consideration to be paid for the target companies; the expected percentages of ownership of Vireo shareholders, Merger Sellers and investors in the equity securities offering following the Merger Transactions and equity securities offering; the timeline for the closing of the Merger Transactions; the expectation that Vireo will enter into MSAs with some of the acquisition targets; shareholder approval and the filing of an information statement; and the regulatory approvals required for the Merger Transactions. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to various risks as set out herein and in our Annual Report on Form 10-K filed with the Securities Exchange Commission, including consistency of financial results for the targets of the Mergers based on information provided by such targets and information included or referenced in the definitive acquisition agreements, and assuming closing of the Mergers upon satisfaction or waiver of applicable closing conditions. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our revenue, EBITDA, and cash on hand may differ materially from the values provided in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to the shareholder approval of the Merger Transactions; risks related to regulatory approval of the Merger Transactions; risks related to the accuracy of the financial projections related to the Merger Transactions; the risk that Vireo may not realize the expected benefits of the Merger Transactions; the inability to retain key employees of any acquired or merged businesses or hire enough qualified personnel to staff any new or expanded operations; the impairment of relationships with key customers of the Merger Sellers due to changes in management and ownership of the acquired entities; the inability to sublease on financially acceptable terms excess leased space or terminate lease obligations of acquired or merged businesses that are not necessary or useful for the operation of Vireo’s business; the exposure to federal, state, local and foreign tax liabilities in connection with the Merger Transactions or the integration of any acquired or merged businesses; the exposure to unknown liabilities or disputes with the former stakeholders or management or employees of Merger Sellers; higher than expected merger and integration expenses that would cause Vireo’s quarterly and annual operating results to fluctuate; increased amortization expenses if the Merger Transactions result in significant intangible assets; combining the operations and personnel of the various entities, which would be difficult and costly; disputes over rights to acquired or accessed technologies or with licensors or licensees of those technologies; integrating or completing the development and application of any acquired or accessed technologies, which would disrupt Vireo’s business and divert management’s time and attention; risks related to the timing and content of adult-use legislation in markets where the Company currently operates; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to epidemics and pandemics; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; liquidity and the ability of the Company to raise additional financing to continue as a going concern; the Company’s ability to meet the demand for flower in Minnesota; risk of failure in the lawsuit with Verano and the cost of that litigation; our ability to dispose of our assets held for sale at an acceptable price or at all; and risk factors set out in the Company's Form 10-K for the year ended December 31, 2023, which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under the Company's profile on SEDAR at www.sedar.com.

The statements in this press release are made as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.